Exhibit 99.1

TII NETWORK TECHNOLOGIES

REJECTS WILCOM, INC. EXPRESSION OF INTEREST

EDGEWOOD, NY – July 20, 2009 – Tii Network Technologies, Inc. (Nasdaq: TIII), a leading telecommunications equipment company, today reported that its Board of Directors, after careful review with its management and financial and legal advisors, has unanimously determined to reject as inadequate and not in the best interests of Tii and its stockholders the previously reported unsolicited expression of interest received from Wilcom, Inc. to acquire all of the outstanding common stock of Tii for $1.00 per share.

Tii’s Board believes that Wilcom’s proposal significantly undervalues Tii, and did not give proper effect to Tii’s strong balance sheet, earnings potential and technology. Tii’s Board is committed to initiatives that will maximize value for all stockholders. Tii’s Board will continue to evaluate strategic alternatives in light of the global economy and the business environment for the Company.

About Tii Network Technologies, Inc.

Tii Network Technologies, Inc. (NASDAQ: TIII) headquartered in Edgewood, New York, designs, manufactures and sells products to the service providers in the Communications Industry for use in their networks. Our products are typically found outdoors in the service provider’s distribution network, at the interface where the service provider’s network connects to the user’s network, and inside the user’s home or apartment, and are critical to the successful delivery of voice and broadband communication services. Additional information about the company can be found at www.tiinettech.com.

Forward-looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause Tii’s actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements as a result of several factors. Important factors that could cause Tii’s actual results to differ materially from the forward-looking statements contained herein can be found in Tii’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 as filed with the Securities and Exchange Commission.

CONTACT:

Kenneth A. Paladino, CEO

TII Network Technologies, Inc.

(631) 789-5000